                                                                   EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 2001 with respect to the consolidated financial statements of New SAC and Its Predecessor Seagate Technology, Inc., included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-59328) and related Prospectus of Seagate Technology International for the registration of $210,000,000 of its Senior Subordinated Notes due 2007.


                                                /s/ Ernst & Young LLP

San Jose, California
April 26, 2001